Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in this Form S-1, of my audit report dated March 6, 2012 relative to the financial statements of Kopjaggers, Inc. as of December 31, 2011 and for the year then ended and the period February 23, 2010 (date of inception) through December 31, 2011.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ PeterMessineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

April 15, 2013